DATED 3rd JUNE 1999












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                       THE HUNTINGDON LIFE SCIENCES GROUP

                         UNAPPROVED SHARE OPTION SCHEME

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                                         Charles Russell
                                      8-10 New Fetter Lane
                                         London EC4A 1RS

                                              INDEX


                                  (for reference purposes only)


Rule     Heading                                             Page Number


1.       DEFINITIONS AND INTERPRETATION                          1
         ------------------------------

2.       GRANT OF OPTIONS                                        7
         ----------------

3.       SCHEME LIMITS                                          11
         -------------

4.       PERSONAL LIMITS                                        12
         ---------------

5.       EXERCISE AND LAPSE OF OPTIONS                          13
         -----------------------------

6.       TAKEOVERS AND LIQUIDATIONS                             15
         --------------------------

7.       VARIATION OF SHARE CAPITAL                             17
         --------------------------

8.       MANNER OF EXERCISE OF OPTIONS                          17
         -----------------------------

9.       TAXATION                                               18
         --------

10.      ADMINISTRATION AMENDMENT AND TERMINATION               19
         ----------------------------------------

SCHEDULE 1                                                      21
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SCHEDULE 2                                                      23
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SCHEDULE 3                                                      24
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


                   RULES OF THE HUNTINGDON LIFE SCIENCES GROUP


                         UNAPPROVED SHARE OPTION SCHEME


                           Adopted on 2 September 1998
                           and amended on 3 June 1999


1.       DEFINITIONS AND INTERPRETATION


1.1 In these Rules the following words and expressions shall (except where the context otherwise requires) have the following meanings:


         "Act"                     the Companies Act 1985;


         "Accounting Period"       an accounting reference period of the
                                   Company;


         "Announcement Date"       the  date  on  which  the  annual  or  half-
                                   yearly results of the Company are announced;


         "Appropriate Period"     (i)      if  the  circumstances  in  Rule  6.1
                                           apply  the period of six months
                                           beginning  with the date on
                                           which the person  making  the offer
                                           has  obtained Control  of the Company
                                           and  any  condition subject to which
                                           the  offer  is made  has been
                                           satisfied;


                                  (ii) if the circumstances in Rule 6.2 apply the period of six months beginning with the date on which the Reconstruction Scheme is sanctioned by the Court;


                                  (iii)    if the circumstances in Rule 6.3
                                           apply the period during which  the
                                           person  remains  bound  or entitled
                                           to acquire any shares in the Company;

         "Associated Company"              the same meaning as in Section 416 of
                                           the Taxes Act;


         "Auditors"                        the auditors  for the time being of
                                           the Company  appointed pursuant  to
                                           section 384 of the Act and acting as
                                           experts and not as arbitrators;


         "Board" the Board of directors for the time being of the Company or a duly appointed committee thereof at which a quorum is present;


         "Company"                         Huntingdon   Life  Sciences   Group
                                           plc   (registered  in
                                           England and Wales number 502370);


         "Company                          Share  Schemes"  the Scheme
                                           and any other share  option
                                           or  profit   sharing  share
                                           scheme of the Company or of
                                           any   Associated    Company
                                           whether or not  approved by
                                           the Inland Revenue;


         "Control"                         the same  meaning as in  Section 840
                                           of the Taxes Act and the  expression
                                           "controlled"  shall be construed
                                           accordingly;


         "Date of Adoption"                2  September  1998  being  the date
                                           of  adoption  of this
                                           Scheme by the Company;


         "Date of Grant"                   in  relation  to any  Option  means
                                           the date on which the Option is
                                           granted or was or is to be granted
                                           under the Scheme;


         "Dealing Day"                     a day on  which  the  London  Stock
                                           Exchange  is open for business;

         "Earnings per share"             earnings  per share  normalised after
                                          disregarding  any exceptional  or
                                          extraordinary  items as shown in the
                                          Company's   audited  accounts  for an
                                          Accounting  Period ("normalised
                                          earnings  per  share") provided that
                                          if in relation to any  Accounting
                                          Period the Company's audited
                                          accounts do not contain an  earnings
                                          per share figure or if the accounting
                                          reference  date of  the  Company  is
                                          changed  the   normalised   earnings
                                          per  share  for  an Accounting  Period
                                          determined   by   the   Remuneration
                                          Committee  in  consultation  with the
                                          Auditors  or  such  other  advisers
                                          as the  Remuneration  Committee may in
                                          its absolute discretion select;


         "Eligible Participant"     (a)   an employee who is a director of a
                                          Participating Company who is required
                                          by his contract of employment to
                                         devote
                                          substantially  the  whole  of  his
                                          working  time  to the business of the
                                          Group; or


                                    (b)   any  other  employee  of a
                                          Participating  Company  who is
                                          required  by  his   contract  of
                                          employment   to  devote
                                          substantially  the  whole  of  his
                                          working  time  to  the
                                          business of the Group;


         "Exceptional Performance           an Option designated as such under


         Option"                            Rule 2.3.4;


         "Expected                        Retirement  Date"  the date
                                          on   which   an    Eligible
                                          Participant  is expected to
                                          retire in  accordance  with
                                          the  terms of his  contract
                                          of   employment    with   a
                                          Participating Company;


         "Founder                         Option"  an option  granted
                                          under     Rule    2.1    as
                                          appropriate  an 'A' Option,
                                          a 'B' Option,  a 'C' Option
                                          or a 'D' Option;


         "Group"                          the Company and any company under the
                                          Control of the Company


         "London Stock Exchange"          the London Stock Exchange Limited;


         "Market Value"                   in respect of any Share on any day
                                          means either:


                                           (a)      (when  on that day
                                                    the shares of that
                                                    class  are  listed
                                                    on  the   official
                                                    list of the London
                                                    Stock    Exchange)
                                                    the middle  market
                                                    quotation  of such
                                                    a Share as derived
                                                    from   the   Daily
                                                    Official  List  of
                                                    the  London  Stock
                                                    Exchange  for  the
                                                    Dealing        Day
                                                    immediately
                                                    preceding     that
                                                    day; or


                                           (b)      in all other cases
                                                    the  market  value
                                                    of such a Share as
                                                    determined      in
                                                    accordance    with
                                                    the  provisions of
                                                    part  VIII  of the
                                                    Taxation        of
                                                    Chargeable   Gains
                                                    Act 1992;


         "Option" a right to subscribe for Shares granted (or to be granted) in accordance with these Rules and where the context so requires  shall include a Founder
                                           Option,  an Exceptional
                                           Performance    Option   and   New
                                           Options   granted   as
                                           consideration   for  the   release
                                           of  Old   Options  in
                                           accordance with Rule 6;


         "Option Agreement"               the  agreement  dated 2  September
                                          1998 and made  between
                                          the Company (1) and Andrew H Baker(2);


         "Option Holder" any person who has been granted an Option or where the context requires a person becoming entitled to an Option in consequence of the death of an Option
                                            Holder;


         "Option                            Period"  in  respect of any
                                            Option,    other   than   a
                                            Founder  Option  the period
                                            between  the  Date of Grant
                                            and the first date on which
                                            the     Option      becomes
                                            exercisable  in  accordance
                                            with    the     Performance
                                            Conditions   set   by   the
                                            Remuneration      Committee
                                            pursuant to Rule 2.7, 2.10;


         "Participating                     Company"  the  Company  and
                                            any other  company of which
                                            the Company has Control and
                                            which is for the time being
                                            authorised      by      the
                                            Remuneration  Committee  to
                                            participate in this Scheme;


         "Performance                       Conditions"  the conditions
                                            imposed by the Remuneration
                                            Committee  in respect of an
                                            Option,    other   than   a
                                            Founder Option, pursuant to
                                            Rule 2.7, 2.10;


         "Remuneration                      Committee"   the  committee
                                            consisting wholly or mainly
                                            of non-executive  directors
                                            of the  Company and chaired
                                            by a non-executive director
                                            and      having      formal
                                            responsibility    for   the
                                            operation of the Scheme;


         "Rules" the rules of the Scheme as set out herein and as amended from time to time;


         "Scheme" the employee share option scheme constituted and governed by these Rules as from time to time amended;


         "Share"                            an ordinary share of 5p in the
                                            capital of the Company;


         "Subscription                      Price"  the  price at which
                                            each  Share  subject  to an
                                            Option may be  acquired  on
                                            the exercise of that Option
                                            being (subject to Rules 6.4
                                            and  7) in  the  case  of a
                                            Founder  Option  12.5 pence
                                            per   Share  and  in  every
                                            other  case not lower  than
                                            the higher of:


                                            (i) the nominal value of a Share;
                                                and


                                            (ii)the  Market  Value  of a  Share
                                                on the  Date  of Grant;

         "Subsisting Option"                    an Option to the  extent that it
                                                has not been  exercised, lapsed
                                                or cancelled;


         "Tax                               Liability" any liability of
                                            the  Company or any company
                                            which  Controls or is under
                                            the  Control of the Company
                                            to  account  for any income
                                            tax   National    Insurance
                                            contributions  or other tax
                                            arising in  relation to the
                                            grant,  exercise  or  other
                                            dealing with or in relation
                                            to an Option;


         "Taxes Act"                        the Income and Corporation Taxes Act
                                            1988;


         "Total Remuneration"               in relation to any  Eligible
                                            Participant and in any period where
                                            that Eligible  Participant  is an
                                            employee or officer of a
                                            Participating  Company  the
                                            remuneration   (exclusive  of
                                            benefits  in  kind  but  for  the
                                            avoidance   of  doubt,
                                            including   any   cash   amount
                                            paid  to  the   Eligible
                                            Participant)    paid   or   payable
                                            to   that   Eligible
                                            Participant  by  the Participating
                                            Company   and  all
                                            Associated  Companies  of that
                                            Participating  Company  in
                                            that period; and


         "Year of Assessment"               a  year  beginning  on  any 6 April
                                            and ending on the following 5 April.


1.2 Any reference in these Rules to any provision of any Act of Parliament or any subordinate legislation made pursuant to any Act of Parliament shall be deemed to be a reference to such Act of Parliament or subordinate legislation as amended modified or re-enacted (whether before or after the date hereof).


1.3 In these Rules words incorporating the masculine gender only include the feminine and neuter genders and words incorporating the singular number only include the plural and vice versa.


1.4 Rule headings are for ease of reference only and do not affect the construction or interpretation of these Rules.


1.5 References to writing shall include typewriting printing lithography photography and facsimile messages and other modes of reproducing words in a legible and non-transitory form.


2.       GRANT OF OPTIONS


2.1 Subject to the limitations and conditions hereinafter contained, the Remuneration Committee shall on or as soon as reasonably practicable after the Date of Adoption grant, without consideration four Options each at the Subscription Price and over an equal number of Shares as shall be determined by the Remuneration Committee to such Eligible Participants selected at its discretion and each such Option shall be designated as an 'A' Option, a 'B' Option, a 'C' Option and a 'D' Option respectively provided that no Founder Option shall be granted after 31 December 1998.


2.2 The exercise of a Founder Option shall be subject to the following conditions:


         2.2.1 the 'A' Option shall become exercisable on the seventh consecutive Dealing Day on which, but not until, the Market Value of a Share is 25 pence per Share;


         2.2.2 the 'B' Option shall become exercisable on the seventh consecutive Dealing Day on which, but not until, the Market Value of a Share is 50 pence per Share;


         2.2.3 the 'C' Option shall become exercisable on the seventh consecutive Dealing Day on which, but not until, the Market Value of a Share is 75 pence per Share; and


         2.2.4 the 'D' Option shall become exercisable on the seventh consecutive Dealing Day on which, but not until, the Market Value of a Share is 100 pence per Share provided that the Market Value of a Share on any Dealing Day before 1st January 1999 shall be ignored in applying the above conditions and, subject to Rules 5.4, 5.5, 5.6, a Founder Option shall not be exercisable before the third anniversary of a Date of Grant. For the avoidance of doubt a Founder Option shall be exercisable in accordance with the rules of this Scheme if the condition applicable to that Founder Option under this Rule 2.2 has been previously satisfied regardless of the Market Value of a Share on the date on which the Founder Option is exercised.


2.3 Subject to Rule 2.1 the limitations and conditions hereinafter contained and unless prohibited by law the Remuneration Committee on behalf of the Company may, in its absolute discretion, within a period of 42 days immediately following an Announcement Date or Date of Adoption grant without consideration Options to any number of Eligible Participants provided that:


         2.3.1 no Eligible Participant shall be entitled as of right to the grant of an Option;


         2.3.2 no Option (other than an Exceptional Performance Option) may be granted to an Eligible Participant within 2 years preceding his Expected Retirement Date and no Exceptional Performance Option may be granted to an Eligible Participant within the 4 years preceding his Expected Retirement Date;


         2.3.3 no Option may be granted under this Scheme after the tenth anniversary of the Date of Adoption; and


         2.3.4 an Option may be designated as an Exceptional Performance Option and for the avoidance of doubt an Eligible Participant may on the same day be granted two Options one of which is designated as an Exceptional Performance Option and the other is not.


2.4      An Option shall be granted by a resolution of the Remuneration
         Committee.


2.5 Notwithstanding the provisions of Rule 2.3 the Remuneration Committee may grant Options outside the 42 day period mentioned therein in circumstances which the Remuneration Committee in its absolute discretion deems sufficiently exceptional to justify the grant of Options at that time.


2.6 An Option Holder may, within a period of twenty one days immediately following the Date of Grant, renounce by notice in writing to the Company his Option in respect of all or any part of the Shares subject of the Option and in which case that Option shall be deemed never to have been granted to the extent so renounced.


2.7 Each Option, other than a Founder Option, shall be granted so that its exercise shall be subject to such objective conditions ("Performance Conditions") (not inconsistent with the provisions of the Scheme ) as the Remuneration Committee may in its absolute discretion think fit provided that:


         2.7.1     2.7.1.1  such  conditions  shall  be  designed  to
                              ensure that the exercise of an Option is made subject to the attainment of a significant and sustained improvement in the underlying financial performance of the Company during the Option Period;


                  2.7.1.2 such conditions shall not be inconsistent with the provisions of the Scheme and may be waived or amended if an event occurs which causes the Remuneration Committee to consider that such Performance Conditions could not fairly or reasonably be met, provided that any amended conditions should be neither more difficult nor easier to satisfy than the original Performance Conditions were intended to be at the time of their imposition;


                  2.7.1.3 such conditions shall extend over a continuous period of at least three years; and

2.7.2 in the case of an Exceptional Performance Option, such conditions shall have the additional condition that over five consecutive Accounting Periods (or such number of consecutive Accounting Periods that in aggregate consist of a period not less than 60 months if such five consecutive Accounting Periods in aggregate consist of less than 60 months) commencing with and including the Accounting Period current at the Date of Grant, the growth in Earnings per Share is at lease equivalent to the growth in the normalised earnings per share over such period of the company which on the last day of such period is ranked at the bottom of the companies which comprise the top quartile of the FTSE 100 Index capable of being ranked for growth in the earnings per share over such period as determined by the Remuneration Committee in consultation with the Auditors or such other advisers as the Remuneration Committee may in its absolute discretion select.


2.8 The Remuneration Committee may in its absolute discretion impose conditions on the grant of an Option, other than a Founder Option, restricting the number of Shares in respect of which an Option may be exercised on any one occasion.


2.9 As soon as reasonably practicable after Options have been granted the Board shall issue an Option certificate substantially in the form set out in Schedule 2 in respect of each Option which shall specify:


         2.9.1    the number of Shares comprised in the Option;


         2.9.2    the Date of Grant;


         2.9.3    the Subscription Price;


         2.9.4 save in the case of a Founder Option, details of the Performance Conditions; and


         2.9.5 in the case of an Exceptional Performance Option that it has been designated as such;


         2.9.6 the last date upon which notice to exercise the Option may be given, being not later than the day immediately preceding the tenth anniversary of the Date of Grant.


2.10 Subject to Rules 5.4 and 5.5. each Option shall be granted so that its exercise shall be subject to the Option Holder continuing to be an Eligible Participant throughout the period between the Date of Grant and the date on which the Option is exercised in accordance with the Rules.


2.11 An Option shall be personal to the Option Holder and may not be transferred, assigned, charged, pledged or otherwise disposed of or dealt (other than its exercise in accordance with the Rules) with. Any purported transfer, assignment, charge, pledge or other disposal or dealing (other than its exercise in accordance with the Rules) with the Option shall cause the Option to lapse forthwith and each Option certificate shall carry a statement to this effect.


3.       SCHEME LIMITS


3.1 No Option, other than a Founder Option, shall be granted if immediately following such grant it would cause the aggregate of the number of Shares which have been or remain to be issued on the exercise of Options granted under the Scheme, excluding Founder Options, and the number of shares of the Company which have been or remain to be issued pursuant to rights granted under any other Company Share Scheme in the preceding 10 years but excluding any rights granted under the Option Agreement and any shares that have been issued before the Date of Adoption upon the exercise of rights granted under any other Company Share Scheme, to exceed such number of shares as represents the aggregate of 10 per cent of the issued ordinary share capital of the Company immediately prior to the Date of Grant plus 1,550,000 Shares.


3.2 No Option, other than a Founder Option, shall be granted if immediately following such grant it would cause the aggregate of the number of Shares which have been or remain to be issued on the exercise of Options granted under the Scheme, excluding Founder Options, and the number of shares of the Company which have been or remain to be issued pursuant to rights granted in the preceding 10 years under any other share option scheme (other than a savings related share option scheme) but excluding any rights granted under the Option Agreement and any shares that have been issued before the Date of Adoption upon the exercise of rights granted under any other share option scheme (other than any savings related share option scheme), to exceed such number of shares as represents the aggregate of 7.5 per cent of the issued ordinary share capital of the Company immediately prior to the Date of Grant plus 1,550,000 Shares.


3.3 The aggregate number of Shares that may be the subject of Founder Options granted under the Scheme and any rights granted under the Option Agreement shall not exceed 13,000,000 Shares.


3.4 For the avoidance of doubt, where an Option lapses or has been renounced in accordance with the Rules, the number of Shares comprised in that Option immediately before its lapse or renunciation shall be disregarded for the purposes of this Rule 3.


4.       PERSONAL LIMITS


4.1 Save in the case of a Founder Option but subject to Rule 4.2, the number of Shares in respect of which an Option is granted to an Eligible Participant shall be limited, and the Option shall take effect so and to the extent that the aggregate Market Value of the Shares he may acquire pursuant to the exercise of that Option when added to the aggregate Market Value of the Shares Comprised in the Subsisting Options previously granted under the Scheme (which for the purposes of this Rule 4.1 shall also include cancelled Options) to him and the aggregate market value of Shares he may acquire pursuant to any other unexercised rights obtained under any other Company Share Scheme (other than a savings related share option scheme or a profit sharing scheme) shall not exceed or further exceed four times the Eligible Participant's Total Remuneration for the Year of Assessment current at the Date of Grant or, if the Eligible Participant was not an Eligible Participant at the beginning of that Year of Assessment, four times the Eligible Participant's Total Remuneration for the period of twelve months beginning with the first day during that Year of Assessment on which he became an Eligible Participant.


4.2 The number of shares in respect of which an Exceptional Performance Option is granted to an Eligible Participant shall be limited, and the Exceptional Performance Option shall take effect so and to the extent that the aggregate Market Value of the Shares he may acquire pursuant to the exercise of that Exceptional Performance Option when added to the aggregate Market Value of the Shares Comprised in the Subsisting Options previously granted under the Scheme (which for the purposes of this Rule 4.1 shall also include cancelled Options) to him and the aggregate market value of Shares he may acquire pursuant to any other unexercised rights obtained under any other Company Share Scheme (other than a savings related share option scheme or a profit sharing scheme) shall not exceed or further exceed eight times the Eligible Participant's Total Remuneration for the Year of Assessment current at the Date of Grant or, if the Eligible Participant was not an Eligible Participant at the beginning of that Year of Assessment, eight times the Eligible Participant's Total Remuneration for the period of twelve months beginning with the first day during that Year of Assessment on which he became an Eligible Participant.


4.3 For the purposes of this Rule 4 market value of Shares shall mean in the case of rights granted under other Company Share Schemes the market value of the shares subject to such rights at the time of the grant of the right as calculated in accordance with the rules of the relevant Company Share Scheme.


4.4 For the avoidance of doubt, where an Option lapses or has been renounced in accordance with the Rules, the number of Shares comprised in that Option immediately before its lapse or renunciation shall be disregarded for the purposes of this Rule 4.


5.       EXERCISE AND LAPSE OF OPTIONS


5.1 Subject to this Rule 5 and Rules 6 and 8 an Option (other than an Exceptional Performance Option) may be exercised at any time on or after the third anniversary and before the tenth anniversary of its Date of Grant and an Exceptional Performance Option may be exercised at any time on or after the fifth anniversary and before the tenth anniversary of its Date of Grant.


5.2 An Option shall not be exercisable on or after the tenth anniversary of its Date of Grant under any circumstances whatsoever and every Subsisting Option shall lapse on the tenth anniversary of its Date of Grant.


5.3 The right to exercise an Option shall terminate immediately upon the Option Holder ceasing to be an Eligible Participant except where Rules
         5.4 or 5.5 apply .


5.4      Subject  to  Rule  5.2  where  an  Option   Holder  dies  his  personal
         representatives may exercise any unexercised Options held by him within 12 months of the date of death.


5.5      Where an Option Holder ceases to be an Eligible Participant:


         5.5.1    by reason of:


                  5.5.1.1     injury, disability or pregnancy; or


                  5.5.1.2     redundancy;


                  5.5.1.3     retirement on or after the Expected Retirement
                              Date;


                  5.5.1.4     the  company  by  which  the  Option   Holder  is
                              employed   ceasing  to  be  a
                              Participating Company; or


                  5.5.1.5 the transfer of the business in which the Option Holder is employed to a person other than a Participating Company; or


         5.5.2 where the circumstances are not as described in Rules 5.5.1.1 to 5.5.1.5 and the Remuneration Committee in its absolute discretion decides not later than 30 days after the date on which the Option Holder ceases to be an Eligible Participant to allow that Option Holder to exercise any Subsisting Option then held by him any Subsisting Option may be exercised no later than 6 months after the date of such cessation and for the purposes of this Rule 5.5 a female Option Holder shall not cease to be an Eligible Participant if absent from work because of pregnancy until and upon such time as she ceases to be entitled to exercise her right to return to work.


5.6 Save where Rules 5.4, 5.5 or, except in the case of an Exceptional Performance Option, Rule 6 apply the exercise of any Option shall be conditional upon the relevant Performance Conditions having been fulfilled to the satisfaction of the Remuneration Committee or in the case of a Founder Option, subject to the conditions of Rule 2.2.


5.7 The Company shall notify each Option Holder in writing on each occasion that the accounts of the Company are distributed to its shareholders as to whether or not the Performance Conditions have been satisfied in respect of the then immediately preceding 3, or as appropriate 5 year period.


5.8 An Option shall lapse upon the earliest occurrence of any of the following events insofar as it has not been exercised:


         5.8.1    the tenth anniversary of the Date of Grant;


         5.8.2    the first anniversary of the Option Holder's death;


         5.8.3 the expiry of 6 months from the date on which an Option Holder ceases to be an Eligible Participant where Rule 5.5 applies;


         5.8.4 the earliest date upon which the Option is expressed to lapse under Rule 6;


         5.8.5    the date of an event specified in Rule 2.11; or


         5.8.6    the Option Holder being adjudicated bankrupt.


6.       TAKEOVERS AND LIQUIDATIONS


6.1 If any person obtains Control of the Company as a result of making a general offer:


         6.1.1 to acquire the whole of the issued ordinary share capital of the Company which is made on a condition such that if it is satisfied the person making the offer will have Control of the Company; or


         6.1.2 to acquire all the shares in the Company which are of the same class as the Shares then subject to the remaining provisions of this Rule 6 any Subsisting Option may be exercised within the Appropriate Period and to the extent that it has not been exercised by the end of the Appropriate Period the Option shall lapse immediately upon the end of the Appropriate Period.
6.2 In the event that notice is given to the shareholders of the Company of a resolution to approve (subject to sanction by the Court) a compromise or arrangement proposed for the purposes of or in connection with a scheme for the reconstruction of the Company or its amalgamation with any other company or companies pursuant to Section 425 of the Act ("the Reconstruction Scheme") then any Option Holder may serve notice to exercise his Subsisting Options at any time during the Appropriate Period and to the extent that an Option has not been exercised by the end of the Appropriate Period it shall lapse immediately upon the end of the Appropriate Period.


6.3 If any person becomes bound or entitled to acquire Shares in the Company under Sections 428 to 430F of the Act then any Subsisting Option may be exercised at any time during the Appropriate Period and to the extent that it has not been exercised by the end of the Appropriate Period the Option shall lapse immediately upon the end of the Appropriate Period.


6.4 If as a result of the events specified in Rules 6.1 or 6.2 a company has obtained Control of the Company or if a company has become bound or entitled as mentioned in Rule 6.3 the Board shall seek the agreement of that other company ("the Acquiring Company") or a company which has Control over the Acquiring Company and if such agreement is obtained each unexercised Option ("Old Option") may within the Appropriate Period applicable to the relevant Rule be released in consideration of the grant of a new Option ("New Option") to acquire shares in the Acquiring Company or a company which has Control of the Acquiring Company which satisfies the following conditions:


         6.4.1 it is a right to acquire such number of such shares as has on acquisition of the New Option an aggregate Market Value equal to the aggregate Market Value of the Shares subject to the Old Option on its disposal;


         6.4.2 it has a subscription price per share such that the aggregate price payable on complete exercise equals the aggregate price which would have been payable on complete exercise of the Old Option; and


         6.4.3    it is otherwise identical in terms to the Old Option.


         The New Option shall for all other purposes of this Scheme be treated as having been acquired at the same time as the Old Option in consideration of the release of which it is granted and where any New Options are granted pursuant to this Rule 6.4 Rules 5, 6,7, 8 and10 and all definitions in Rule 1 as appropriate in those Rules shall in relation to the New Options be construed as if references to the Company and to the Shares were references to the company whose share capital includes shares over which the New Option has been granted and to the shares in that company but references to a Participating Company shall continue to be construed as if references to the Company were references to Huntingdon Life Sciences Group plc. Where in accordance with this Rule 6.4 Old Options are released and New Options granted the New Options shall not be exercisable in accordance with Rules 6.1, 6.2 and 6.3 above by virtue of the event by reason of which the New Options were granted.


6.5 In the event that notice is given to the shareholders of the Company of a resolution to be proposed for the voluntary winding up of the Company any Option Holder may serve notice to exercise, his Subsisting Options at any time up to the passing of the resolution provided that any such notice to exercise shall only be effective if the resolution is passed. If such resolution is duly passed all Options shall, to the extent that they have not been exercised, lapse.


6.6 For the purposes of this Rule 6 other than Rule 6.4 a person shall be deemed to have obtained Control of a Company if he and others acting in concert with him have together obtained Control of it.


6.7 The exercise of an Option pursuant to the preceding provisions of this Rule 6 shall be subject to the provisions of Rule 8 below.


6.8 An Exceptional Performance Option may not be exercised under this Rule 6 unless the Performance Conditions applicable to it have been satisfied to the satisfaction of the Remuneration Committee provided that the growth in Earnings per Share shall be measured between the Date of Grant of the Exceptional Performance Option and the date of the event by virtue of which the Exceptional Performance Option becomes exercisable under this Rule 6 and the last Earnings per Share that shall be used for that purpose shall be the Earnings per Share for the Accounting Period current at the date of the said event by virtue of which the Exceptional Performance Option becomes exercisable as determined by the Remuneration Committee in consultation with the Auditors or such other advisers selected by the Remuneration Committee in its absolute discretion.


7.       VARIATION OF SHARE CAPITAL


         In the event of any variation in the share capital of the Company by way of capitalization or rights issue or any consolidation sub-division or reduction of capital or otherwise by the Company the number of Shares subject to any Option and the Subscription Price for each of those Shares shall be adjusted by the Remuneration Committee subject (except in the case of a capitalization) to written confirmation by the Auditors that in their opinion such adjustment is fair and reasonable provided that:


         7.1 the aggregate amount payable on the exercise of an Option in full is not increased; and


         7.2 the Subscription Price for a Share is not reduced below its nominal value.


8.       MANNER OF EXERCISE OF OPTIONS


8.1 No Option shall be exercisable save in accordance with the then current Model Code for Securities Transactions by Directors of Listed Companies issued by the London Stock Exchange.


8.2 Subject to the provisions of Rule 5 and this Rule 8 an Option may be exercised at any time in whole or in part but not unless the Remuneration Committee otherwise permits in respect of less than 10 per cent of the Shares the subject of the original Option unless such smaller percentage represents all the remaining Shares under the Option by the Option Holder or (as the case may be) his personal representatives giving a notice of exercise to the Company substantially in the form set out in Schedule 3 accompanied by the appropriate payment and the relevant Option certificate and shall be effective on the date of its receipt by the Company ("exercise date") provided that wherever relevant the Performance Conditions shall first have been fulfilled to the satisfaction of the Remuneration Committee.


8.3 No Option shall be capable of being quoted or dealt in on any stock exchange.


8.4 Subject to Rules 9.2 and 9.3 Shares shall be allotted and issued pursuant to a notice of exercise within 42 days of the exercise date (or such date which is the later of the date on which (a) the payment referred to in Rule 9.2 is receiving the relevant company; and (b) the Board is satisfied that the sale referred to in Rule 9.3 has been completed. Save for any rights determined by reference to a date preceding the date of allotment such Shares shall rank pari passu with the other shares of the same class in issue at the date of allotment and will be subject to all the provisions of the Articles of Association of the Company relating to voting, dividends, transfer or otherwise.


8.5 When an Option is exercised only in part the balance shall remain exercisable on the same terms as originally applied to the whole Option and a new Option certificate representing the balance shall be issued by the Company as soon as possible after the partial exercise.


8.6 Where relevant, within 28 days after Shares have been allotted pursuant the exercise of an Option the Company shall make application to the Council of the London Stock Exchange for the admission to the Official List of the Shares allotted and issued following such exercise.


8.7 It shall be a condition of participation in the Scheme that in the event of an Option Holder ceasing to be an Eligible Participant (for whatever reason) he shall not be entitled to any compensation whatsoever by reason of any termination or alteration of rights or expectations under the Scheme whether such compensation is claimed by way of damages for wrongful dismissal or breach of contract or for loss of office or otherwise howsoever. Participation in this Scheme by an Option Holder is a matter entirely separate from any pension right or entitlement he may have and from his terms or conditions of employment and participation in this Scheme shall in no respects whatever affect in any way an Option Holder's pension rights or entitlement or terms or conditions of employment.


9.       TAXATION


9.1 If a Tax Liability arises in respect of an Option the Company shall be entitled to deduct to the extent permitted by law such amount(s) from any payment due to be made by the Company or any company which controls or is controlled by the Company to or in respect of the Option Holder in respect of that Option during the same calendar month or other relevant period in which the event occurs and/ or in any subsequent calendar month or such relevant period in order to satisfy and discharge the Tax Liability whether or not such payment is of an income or capital nature.


9.2 If and to the extent the Tax Liability referred to in Rule 9.1 is of income tax which exceeds the amount from which deductions in respect thereof can be made in any one period referred to in Rule 9.1 in respect of the Option Holder concerned, that Option Holder shall pay or reimburse the Company for the amount of the excess on demand or within such period as may be specified in any written notice given by the Company and the Company shall not be obliged to issue and allot any Shares upon the exercise of an Option until it has received such payment.


9.3 Where a Tax Liability arises in respect of the exercise of an Option, the Board may, without prejudice to the Company's rights under Rule 9.1 and Rule 9.2, by written notice to the Option Holder concerned nominate as his bare trustee any person (the "Bare Trustee") to sell such number of Shares issued upon the exercise of the Option as may be required in order to discharge the Tax Liability and any other liability (including costs) connected with the said sale and the Bare Trustee shall pay an amount equal to the Tax Liability to the Company and otherwise discharge any other said liability to the extent that the net proceeds from the said sale permit. The Company shall not be obliged to issue and allot any Shares upon the exercise of an option until the said sale has been completed to the satisfaction of the Board.


10.      ADMINISTRATION AMENDMENT AND TERMINATION


10.1 The Scheme shall be administered by the Remuneration Committee whose decision on all disputes shall be final.


10.2 The Board may from time to time make amendments to these Rules provided that:


         10.2.1     no  amendment  may   detrimentally   affect  an  Option
                    Holder as regards any Subsisting Option held by him on the date of the amendment being made except with the consent in writing of (a) in the case of a Founder Option, the holder of that Founder Option and (b) in every other case such Option Holders who, assuming they exercise their Options in full, would thereby become entitled to not less than three quarters in nominal amount of all the Shares which would fall to be allotted upon exercise in full of all Subsisting Options; and


         10.2.2 except with the prior sanction of the Company in general meeting no such modification or variation shall extend the class of person eligible for the grant of Options or alter to the advantage of Option Holders (present or future) Rules 2.1, 2.2, 2.3, 2.7, 2.10, 3, 4, or 7 the definitions of "Eligible Participant", "Participating Company" or "Subscription Price" except for minor amendments to benefit the administration of the Scheme, to comply with or take account of any proposed or existing legislation or law or to obtain or maintain favourable tax, exchange control or regulatory treatment for Option Holders (present or future) or for any Participating Company; and


         10.2.3 written notice of any alteration made in accordance with this Rule 10.2 shall be given to all Option Holders.


10.3     The cost of establishing and operating the Scheme shall be borne by the
         Participating   Companies  in  such  proportions  as  the  Board  shall
         determine.


10.4 The Company in general meeting or the Board may at any time resolve to terminate this Scheme in which event no further Options shall be granted but the provisions of this Scheme shall continue in force in relation to Subsisting Options.


10.5 The Company shall at all times keep available sufficient authorised and unissued Shares to satisfy the exercise to the full extent still possible of all Options which have neither lapsed nor been fully exercised taking account of any other obligations of the Company to issue unissued Shares.


10.6 Any notice to be given pursuant to the terms of these Rules must be given in writing to the party due to receive such notice at (in the case of the Company) its registered office from time to time or (in the case of an individual) his address as notified to the Company from time to time. Notice must be delivered personally or sent by first class pre-paid recorded delivery or registered post (air mail if overseas) or by facsimile transmission and shall be deemed to be given in the case of delivery on delivery and in the case of posting (in the absence of evidence of earlier receipt) within 48 hours after posting (6 days if sent by air mail) and in the case of facsimile transmission on completion of transmission.

                                   SCHEDULE 1


                                 Letter of Grant


                           [The Company's Letterhead]


                                                              Date


To:       Eligible Participant


Dear  [name of Eligible Participant]


THE HUNTINGDON LIFE SCIENCES GROUP UNAPPROVED SHARE OPTION SCHEME ("the Scheme")


1 The Directors have granted you [an/four] option[s] [designated as ['A'/'B'/'C'/'D'] Option[s] [respectively] [an Exceptional Performance Option]] over [ ] ordinary shares [each] ("Shares") in the capital of Huntingdon Life Sciences Group plc ("the Company") under and subject to the rules of the Scheme ("the Option") which was approved and adopted by a written resolution of the shareholders of the Company on 199 . [Each of your options is a Founder Option for the purposes of the Rules.] A copy of the rules of the Scheme is enclosed herewith.


2 The subscription price per Share payable on the exercise of the Option is [12.5]/[]p. This subscription price is subject to adjustment under Rule 7 of the Scheme if the Company's share capital is altered or re-organised, in specified ways.


3        An Option certificate for[each of] your Option[s] is enclosed herewith.


4        Under  the  rules  of the  Scheme  ("the  rules"),  except  in  certain
         circumstances   the  Option   may  not  be   exercised   earlier   than
         [three]/[five] years from the Date of Grant.


5 [The Option may not be exercised unless the Performance Conditions attached to this letter have been fulfilled to the satisfaction of the Remuneration Committee except in certain circumstances permitted by the rules.][Your Founder Option may not be exercised unless the Market Value of the Shares is equal to or exceeds the relevant target price specified in the relevant option certificate. You should refer to Rule
         2.2 in connection with this.]


6 The Option shall not be exercisable save in accordance with the then current Model Code for Security Transactions by Directors of Listed Companies issued by the London Stock Exchange.


7 You may renounce the Option in whole or in part by signing (in the presence of a witness) and returning this letter together with the enclosed Option certificate to me before [date 21 days after the Date of Grant].


Yours faithfully,


 .....................


Secretary


[NOTE:   Performance Conditions must be attached to this letter]


                                  RENUNCIATION


I [PRINT NAME] hereby renounce the [Exceptional Performance] Option [in whole]/[in respect of Shares]. I am returning with this letter the certificate in respect of the [Exceptional Performance] Option referred to above.


SIGNED as a DEED by
------      ----


[NAME]
 ----


in the presence of:


Signature:


Name:


Address:


Occupation:

                                   SCHEDULE 2
                           Option Certificate Number:
 -------------------------------------------------------------------------------
                      Incorporated under the Companies Acts

                Registered in England and Wales under Number [ ]

                    TOTAL NUMBER OF ORDINARY SHARES OF p EACH

          INCLUDED IN THIS ['A'/'B'/'C'/'D']/[EXCEPTIONAL PERFORMANCE]
                                 OPTION (number)
 -------------------------------------------------------------------------------
This is to certify that (name) was granted an ['A'/'B'/'C'/'D'] Option [which was designated as an Exceptional Performance Option] on the day of to subscribe for ordinary shares of [ ]p each in the capital of the Company ("Shares") at a Subscription Price of [12.5P]/[ ]per Share giving an aggregate Subscription Price of (pound) upon the terms of the Huntingdon Life Sciences Group Unapproved Share Option Scheme ("the scheme") ("the Option"). The Option may be exercised only at the times and in the circumstances and manner permitted by the rules of the Scheme and cannot be transferred, assigned, charged, pledged or otherwise disposed of or dealt with (other than its exercise in accordance with the Rules) with. Any purported transfer, assignment, charge, pledge or other disposal or dealing (other than its exercise in accordance with the Rules) with shall cause the Option to lapse forthwith.


[This  ['A'/'B'/'C'/'D']  Option is subject to the conditions  specified in Rule
2.2 and cannot be exercised until the Market Value of a Share is equal to or more than 25/50/75/100 pence.]


THE COMMON SEAL of
HUNTINGDON LIFE
SCIENCES GROUP plc
was affixed to this deed
in the presence of:
                                    Director

                                    Secretary


Date .........................


NOTE:



(1) A form of exercise of the Option is printed overleaf. This certificate must be surrendered on the exercise, in whole or in part, of the Option.



(2) The number and/or description of shares covered by this Option and/or the Subscription Price may be varied in accordance with the Rules of the Scheme.



(3) Notice to exercise this Option must be given by [date no later than the day before the tenth anniversary of the Date of Grant].



(4) The right to exercise this Option shall be subject to the due satisfaction of the Performance Conditions specified on the attached sheet.

                                   SCHEDULE 3
                                Form of Exercise
                (TO BE PRINTED ON REVERSE OF OPTION CERTIFICATE)
                 PLEASE READ THE NOTES AT THE FOOT OF THIS FORM
                         CAREFULLY BEFORE COMPLETING IT

The Secretary
Huntingdon Life Sciences Group plc


I, the undersigned, having become entitled so to do hereby exercise the ['A'/'B'/'C'/'D'] [Exceptional Performance] Option referred to overleaf ("the Option") in respect of Shares comprised in the Option upon the terms of the Huntingdon Life Sciences Group Unapproved Share Option Scheme ("the Scheme") and agree to accept the Shares to be allotted and issued pursuant to this Form of Exercise subject to and in accordance with the Memorandum and Articles of Association of the Company and hereby request you to place my name on the Register of Members in respect thereof.

I enclose a remittance for (pound) being the aggregate Subscription Price payable for the Shares in respect of which the Option is now exercised at the Subscription Price per Share specified overleaf.

For the avoidance of doubt, I hereby agree that Rule 9 of the rules of the Scheme may be applied by the Company and the Board at their discretion in respect of the Option hereby exercised.

If applicable, I hereby request you to despatch a balance certificate for the Option to subscribe for any Shares included in the Option referred to overleaf and not exercised on this occasion, by post at my risk to the address mentioned below.


Signature ...................................

Surname .....................................

Forename(s) .................................

Address .....................................

 .............................................


Note:



(1) Although the Option referred to overleaf is personal to the holder named overleaf it may be exercised (subject to Rule 5.6) by his personal representative(s) if he dies while it is still capable of exercise provided the personal representative(s) does/do so before the expiration of twelve months from the date of the holder's death or ten years from the date of its grant (if sooner). If there are more than one, each of the personal representatives must sign this form.

(2) Options must be exercised in respect of whole numbers of Shares. Please indicate the number of Shares you wish to subscribe on this occasion which must not exceed the number of Shares comprised in the Option. In any event you will be deemed to have exercised your rights in respect of that whole number of Shares which can be subscribed with the moneys represented by your remittance.

(3) The remittance should be for an amount equal to the aggregate Subscription Price, being the Subscription Price per Share shown overleaf, multiplied by the number of Shares applied for.

(4) Please note that before any Shares are allotted to you, any tax liability that arises on the exercise of your Option may be required to be satisfied by the Board.